UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 1, 2022

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-4347	06-0513860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 W. Chandler Blvd., Chandler, Arizona 85224
(Address of principal executive offices) (Zip Code)

(480) 917-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $1.00 per share	ROG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement
As previously disclosed, on November 1, 2021, Rogers Corporation, a Massachusetts corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DuPont de Nemours, Inc., a Delaware corporation (“DuPont”), and Cardinalis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of DuPont (the “Merger Sub”). The Merger Agreement would have provided, subject to its terms and conditions, for the acquisition of the Company by DuPont through the merger of the Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of DuPont.

On November 1, 2022, the Company received a notice of termination of the Merger Agreement (the “Notice”). In accordance with the terms of the Merger Agreement, the Company received a regulatory termination fee from DuPont in the amount of $162.5 million.

The Merger Agreement provided each of the Company and DuPont with a right to terminate the Merger Agreement if the Merger had not closed on or before November 1, 2022 (the “Outside Date”). Consummation of the Merger was subject to various customary closing conditions, including regulatory approval by the State Administration for Market Regulation of China (“SAMR”). As of the Outside Date, the parties had not received regulatory approval by SAMR. As previously disclosed, the parties had received all regulatory approvals required to consummate the merger except for approval by SAMR.

On November 2, 2022, the Company issued a press release concerning the Notice. A copy of that press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*The schedules and certain exhibits to the Amended and Restated Merger Agreement have been omitted pursuant to the instructions to Form 8-K and Item 601(a)(5) of Regulation S-K, and such schedules and exhibits will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
(Registrant)

Date: November 2, 2022	By:	/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President, Corporate Development, General Counsel and Corporate Secretary